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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): APRIL 21, 2004

                            WESCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 001-14989

                 DELAWARE                                  25-1723342
       (State or other jurisdiction            (IRS Employer Identification No.)
            of incorporation or
               organization)

       225 WEST STATION SQUARE DRIVE
                 SUITE 700
      PITTSBURGH, PENNSYLVANIA 15219                      (412) 454-2200
 (Address of principal executive offices)        (Registrant's telephone number,
                                                        including area code)


                                       N/A
          (Former name or former address, if changed since last report)





===============================================================================

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

       The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

       On April 21, 2004, WESCO issued a press release announcing its earnings for the first quarter of 2004. A copy of the press release is attached hereto.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


              April 21, 2004           WESCO International, Inc.
            -----------------          ----------------------------------
                  (Date)


                                       /s/ Stephen A. Van Oss
                                       ----------------------------------
                                       Stephen A. Van Oss
                                       Vice President, Chief Financial Officer

  WESCO logo     NEWS RELEASE
                 ----------------------------------------------------------
                 WESCO International, Inc. / Suite 700,
                 225 West Station Square Drive / Pittsburgh, PA  15219


          WESCO INTERNATIONAL, INC. REPORTS 2004 FIRST-QUARTER RESULTS
           SALES, OPERATING PROFIT AND EARNINGS IMPROVE SIGNIFICANTLY


              Contact: Stephen A. Van Oss, Chief Financial Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com



Pittsburgh, PA, April 21, 2004 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2004 first quarter financial results.

Stephen A. Van Oss, Vice President and Chief Financial Officer, stated, "WESCO's first quarter results continue to demonstrate the effectiveness of our initiatives to improve gross margins, control costs and deliver substantial improvements in earnings capitalizing on the significant operating and financial leverage in our business. Sales increased 7.2% over the first quarter of 2003 and, combined with a 60 basis point improvement in gross margins and a 10 basis point reduction in SG&A expense, delivered a 41% improvement in operating profit and a doubling of net income."

Net sales for the first quarter of 2004 were $847.8 million compared to $790.8 million in 2003, an increase of 7.2%. Gross margins for the quarter improved to 19.0% from 18.4% for the comparable quarter in 2003. Operating income for the current quarter improved to $26.3 million from $18.5 million in last year's comparable quarter. Depreciation and amortization included in operating income was $5.0 million in 2004's first quarter versus $5.1 million in 2003. Net income in 2004's first quarter was $9.7 million compared to $4.8 million in 2003. Earnings per share in the current quarter were $0.23 per share, a $0.13 or 130% increase over the $0.10 per share for the first quarter of 2003.

Mr. Van Oss continued, "We are making further progress in our working capital programs and achieved Company best results in our net working capital days during the quarter. This improvement, coupled with growth in net income, provided positive free cash flow (including a reduction in our accounts receivable securitization program) of $15 million despite the increased sales and its related working capital requirements."

Chairman and CEO, Roy W. Haley, commented, "We are very pleased with WESCO's performance for the quarter, as both operating profit and net income were at the highest first quarter levels since 2000. The combination of higher sales and internal operating efficiencies were the primary reasons for improved performance. Our revenue gain was due in part to strengthened economic conditions, and we benefited from increasing demand in most key market segments. Sales results were better than expected, but we remain cautious about the durability of the recovery and the potential adverse effect of economic and political risks on our customers' capital spending decisions."

Mr. Haley continued, "For the past three years, WESCO has weathered the economic downturn by employing a "grind it out" strategy emphasizing operational initiatives to control costs, improve gross margins, and strengthen our financial position. LEAN improvement initiatives continue to be implemented throughout the Company as planned, and we expect to achieve further profit improvement and productivity gains as the year progresses."


                                      # # #



Teleconference

WESCO will conduct a teleconference to discuss the first quarter earnings as described in this News Release on April 21, 2004, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed at (http://www.shareholder.com/wesco/medialist.cfm) or from the Company's home page at (http://www.wescodist.com). The conference call will be archived on this Internet site for seven days.

                                      # # #


WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2003 annual product sales of approximately $3.3 billion. The Company employs approximately 5,200 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and approximately 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

                                      # # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as the Company's other reports filed with the Securities and Exchange Commission.

                                      # # #

                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollar amounts in millions, except per share amounts)
                                   (Unaudited)

                                         THREE MONTHS ENDED              THREE MONTHS ENDED
                                             MARCH 31, 2004                  MARCH 31, 2003
                                         ------------------              ------------------
Net sales                                            $847.8                          $790.8
Cost of sales                                         686.9                           645.4
                                                     ------                          ------
   Gross profit                                       160.9   19.0%                   145.4    18.4%
Selling, general & admin. expenses                    129.6   15.3%                   121.8    15.4%
Depreciation & amortization                             5.0                             5.1
                                                     ------                          ------
   Income from operations                              26.3    3.1%                    18.5     2.3%
Interest expense, net                                  10.0                            10.4
Other expense                                           1.1                             1.4
                                                     ------                          ------
   Income before income taxes                          15.2    1.8%                     6.7     0.8%
Provision for income taxes                              5.5                             1.9
                                                     ------                          ------
   Net income                                        $  9.7    1.1%                  $  4.8     0.6%
                                                     ======                          ======

Net income per diluted share                         $ 0.23                          $ 0.10
Weighted average shares outstanding                    42.8                            46.4

                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                          (dollar amounts in millions)
                                   (Unaudited)

                                                     MARCH 31, 2004        DECEMBER 31, 2003
                                                     --------------        -----------------
Total debt                                                   $424.8                   $422.2
Plus:  A/R Securitization                                     215.0                    225.0
Less:  Cash and cash equivalents                              (13.8)                   (27.5)
                                                             ------                   ------
   Total indebtedness (including A/R
      Securitization Program), net of cash
      (See Note)                                             $626.0                   $619.7
                                                             ======                   ======



Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company's leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company's net obligation due under all of its financing facilities.



                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                          (dollar amounts in millions)
                                   (Unaudited)

                                                        THREE MONTHS ENDED
                                                            MARCH 31, 2004
                                                        ------------------
Cash flow provided by operations                                     $ 7.7
Plus:  Decrease in A/R Securitization                                 10.0
Less:  Capital expenditures                                           (2.7)
                                                                     -----
   Free cash flow (excluding effects of
     A/R Securitization Program) (See Note)                          $15.0
                                                                     =====

Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company's consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.

                            WESCO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                          (dollar amounts in millions)
                                   (Unaudited)

                    ASSETS                               MARCH 31, 2004          DECEMBER 31, 2003
                                                         --------------          -----------------
CURRENT ASSETS
 Cash and cash equivalents                                    $   13.8                   $   27.5
 Trade accounts receivable (See Note)                            325.4                      266.6
 Inventories, net                                                349.1                      321.0
 Other current assets                                             30.3                       41.2
                                                              --------                   --------
    Total current assets                                         718.6                      656.3
Other assets                                                     504.5                      504.9
                                                              --------                   --------
    Total assets                                              $1,223.1                   $1,161.2
                                                              ========                   ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                             $  434.9                   $  366.4
 Other current liabilities                                        91.2                      113.3
                                                              --------                   --------
    Total current liabilities                                    526.1                      479.7

Long-term debt (See Note)                                        422.6                      420.0
Other noncurrent liabilities                                      94.2                       93.8
                                                              --------                   --------
    Total liabilities                                          1,042.9                      993.5

STOCKHOLDERS' EQUITY
    Total stockholders' equity                                   180.2                      167.7
                                                              --------                   --------
    Total liabilities and stockholders' equity                $1,223.1                   $1,161.2
                                                              =========                  ========




Note: Trade accounts receivable and long-term debt have each been reduced by $215 million and $225 million as of March 31, 2004 and December 31, 2003, respectively, in accordance with WESCO's accounting for its accounts receivable securitization facility. In addition, the carrying value of long-term debt increased a net $2.9 million during the quarter ended March 31, 2004 as a result of the increase in fair value of the Company's interest rate derivative instruments and as a result of non-cash amortization of discounts associated with the Company's Senior Notes.